Form 52-109FV2

Certification of interim filings – venture issuer basic certificate

I, Larry D. McLean, Vice President, Operations & Chief Financial Officer of SAMEX Mining Corp., certify the following:

1.

Review:  I have reviewed the interim financial statements and interim MD&A (together, the “interim filings”) of SAMEX Mining Corp. (the “issuer”) for the interim period ended March 31, 2009.

2.

No misrepresentations:  Based on my knowledge, having exercised reasonable diligence, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings.

3.

Fair presentation:  Based on my knowledge, having exercised reasonable diligence, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date of and for the periods presented in the interim filings.

Date:

May 22, 2009

“Larry D. McLean”

______________________

Larry D. McLean

Vice President, Operations